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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints John F. Welch, Jr., Benjamin W. Heineman, Jr., Dennis D. Dammerman, and Philip D. Ameen and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 1997, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 13th day of March, 1998.





John F. Welch, Jr.                              Dennis D. Dammerman
Chairman of the Board                           Senior Vice President -
(Principal Executive                            Finance (Principal
Officer and Director)                           Financial Officer and Director)



                               Philip D. Ameen
                               Comptroller
                               (Principal Accounting Officer)




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James I. Cash, Jr.                                      Sam Nunn
Director                                                Director




Silas S. Cathcart                                       John D. Opie
Director                                                Director




Paolo Fresco                                            Roger S. Penske
Director                                                Director




Claudio X. Gonzalez                                     Barbara S. Preiskel
Director                                                Director




Gertrude G. Michelson                                   Frank H. T. Rhodes
Director                                                Director



Eugene F. Murphy                                        Andrew C. Sigler
Director                                                Director



                                                        Douglas A. Warner III
                                                        Director




                      A MAJORITY OF THE BOARD OF DIRECTORS